UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2014 (September 10, 2014)

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

810 Seventh Avenue, Suite 3505, New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

•	Delcath Systems, Inc. (the “Company”) announced the reorganization of the Company’s leadership as Jennifer Simpson, PhD, M.S.N., C.R.N.P., has been appointed interim President and interim Chief Executive Officer. Dr. Simpson has served as interim Co-President and interim Co-Chief Executive Officer of the Company since September 2013.

•	Graham Miao, PhD, who has served as interim Co-President, interim Co-CEO and Chief Financial Officer, will be leaving the Company at the end of September to pursue other opportunities. Dr. Miao is expected to receive certain severance payments pursuant to his Executive Security Agreement with the Company dated January 8, 2014.

•	Barbra Keck, currently Vice President, Controller & Principal Accounting Officer will assume the responsibilities of Principal Financial Officer upon Dr. Miao’s departure.

•	In addition, Roger G. Stoll PhD (age 71), who has been a member of the Company’s Board of Directors since 2008, has been appointed to the newly created position of Executive Chairman, effective immediately. Dr. Stoll’s career spans more than 35 years in leadership positions in biotech, pharmaceutical and medical device companies including Bayer AG and Fresenius Medical Care – North America. In addition, he was the CEO of the Ohmeda global healthcare business unit of the BOC Group, plc. He began his career in clinical research at the Upjohn Company and then headed pharmaceutical research at American Critical Care (at the time a division of American Hospital Supply) where he later became President. He also served on the boards of PMA (now PhRMA) and HIMA. He has also served on the boards of directors of six different pharmaceutical, biotech, and medical device companies. From 2008 to July 2014, Dr. Stoll served on the board of directors of Chelsea Therapeutics (NASDAQ: CHTP) and was a member of that board’s audit and compensation committees. Dr. Stoll also serves as a director emeritus on the School of Pharmacy Advisory Board of the University of Connecticut.

•	Dr. Stoll succeeds Gabriel Leung, who is stepping down from his position as Chairman of the Board. Mr. Leung will remain on the Board, but his schedule demands inhibited his ability to continue as Chairman.

•	On September 10, 2014, the Board also determined that Mr. Stoll will receive payments of $120,000 annually for his service as Executive Chairman. In addition, on September 11, 2014, Mr. Stoll received a stock option grant to purchase 75,000 shares of the Company’s common stock under the Company’s 2009 Stock Incentive Plan (the “Plan”), vesting on September 11, 2015, at an exercise price per share equal to the Fair Market Value thereof on the date of grant, as determined in accordance with the Plan.

On September 15, 2014, the Company issued a press release announcing the above matters, a copy of which release is filed as Exhibit 99.1 to this Form 8-K and which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: September 15, 2014	By:	/s/ Peter J. Graham
	Name:	Peter J. Graham
	Title:	Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Delcath Systems, Inc., dated September 15, 2014.